UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2012

SOUTHERN CALIFORNIA GAS COMPANY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA		90013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On June 22, 2012, Southern California Gas Company (“SoCalGas” or “Company”) appointed Dennis V. Arriola to the positions of President and Chief Operating Officer, effective August 4, 2012. Prior to this appointment, Mr. Arriola, 51, served as Executive Vice President and Chief Financial Officer from April 2010 to March 2012 and as Senior Vice President and Chief Financial Officer from November 2008 to March 2010, in each case at SunPower Corporation, a solar panel manufacturer. He also served as Senior Vice President and Chief Financial Officer of SoCalGas and San Diego Gas & Electric Company, Sempra Energy’s California regulated utilities, from September 2006 to November 2008. Upon Mr. Arriola’s appointment effective August 4, 2012, Anne Shen Smith will no longer be the President of the Company. Ms. Smith will continue as the Chairman and Chief Executive Officer and as a director of the Company.

Mr. Arriola will have an annual salary of $466,400. Mr. Arriola’s target bonus will be 60% of his annual salary, with his annual bonus opportunity generally ranging from 0% of his target bonus for performance at the threshold level to 120% of his annual salary for performance at the maximum level. Mr. Arriola will receive an initial long-term incentive grant valued at $420,000 and his target for future annual long-term incentive awards will be at 180% of his annual salary. Mr. Arriola will participate in the Supplemental Executive Retirement Plan (“SERP”). He will receive financial planning, excess personal liability insurance and relocation benefits consistent with other executives at his level and may participate in the deferred compensation program. He will also receive retirement, health, and welfare benefits under our broad-based qualified benefit plans generally available to all employees.

President and Chief Operating Officer Severance Pay Agreement

In connection with Mr. Arriola’s appointment as President and Chief Operating Officer of the Company, the Board of Directors approved a severance pay agreement, effective as of August 4, 2012 (the “Agreement”).

The initial term of the Agreement is three years, after which the Agreement is subject to automatic one-year extensions on each anniversary of the effective date of the Agreement, unless the Company or Mr. Arriola elects not to extend the term. If the Company gives written notice of termination to Mr. Arriola less than two years after a “Change in Control” (as defined in the Agreement), the term of the Agreement will be automatically extended until the later of (i) the date that is one year after the anniversary of the effective date that follows such written notice, or (ii) the second anniversary of the date of the Change in Control.

The Agreement provides severance benefits to Mr. Arriola in the event that the Company terminates his employment other than for “cause” (as defined below), death or disability, or if he resigns for “good reason” (as defined below) (each, an “involuntary termination”).

In the event of Mr. Arriola’s involuntary termination prior to a Change in Control, his severance benefits will include: (i) a lump sum cash severance payment equal to one-half times the greater of 160% of his annual base salary as in effect on the date of his termination or his annual base salary as in effect on the date of his termination of employment plus his “average annual bonus” (as defined below); (ii) continuation of health insurance benefits for a period of six months; (iii) outplacement services for a period of up to eighteen months, subject to a $50,000 cap; (iv) financial planning services for a period of eighteen months, subject to a $25,000 annual cap; (v) reimbursement of legal fees in connection with a dispute arising under the Agreement relating to his involuntary termination or rights under the Agreement; (vi) retention of all rights to equity-based compensation awards as set forth in the applicable plans and award agreements; and (vii) payment of accrued obligations.

In the event of Mr. Arriola’s involuntary termination on or within two years after a Change in Control, his severance benefits will include: (i) two times the lump sum cash severance payment noted above; (ii) an additional lump sum cash payment equal to the greater of 60% of Mr. Arriola’s annual base salary as in effect immediately prior to the date of the Change in Control or termination of employment, whichever is greater, or Mr. Arriola’s “average annual bonus,” in either case, multiplied by a proration fraction based on the number of days from the beginning of such fiscal year to and including the date of his termination of employment; (iii) all equity-based incentive compensation awards will immediately vest and become exercisable or payable and any restrictions on the awards will automatically lapse; (iv) a supplemental retirement benefit equal to the present value of his benefits under the SERP, determined by crediting additional months of service equal to the number of full calendar months from the date of termination of employment until the date he would have attained age 62, and applying certain other factors and assumptions; (v) continuation of health insurance benefits for a period of twelve months; (vi) outplacement services for a period of up to twenty-four months, subject to a $50,000 cap; (vii) financial planning services for a period of twenty-four months, subject to a $25,000 annual cap; (viii) reimbursement of legal fees, as described above; and (ix) payment of accrued obligations.

The Agreement also provides that if Mr. Arriola agrees to provide consulting services for two years, abide by certain restrictive covenants regarding non-solicitation of employees and information confidentiality, and execute a release of claims in favor of the Company, he will receive: (i) an additional lump sum payment equal to the greater of 160% of his annual base salary as in effect on the date of his termination of employment, or his annual base salary as in effect on the date of his termination of employment plus his “average annual bonus,” and (ii) health insurance benefits for an additional one year period.

The Agreement does not provide for an excise tax gross-up in connection with severance payments. The Agreement does, however, include a best pay limitation. In the event that any payment or distribution to Mr. Arriola will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then any lump sum cash severance benefit payable to Mr. Arriola will be reduced by an amount equal to the greatest portion of such cash severance payment that, if paid, will result in no portion of any payment or distribution being subject to the excise tax. However, the cash severance benefit will not be reduced if: (i) the reduction in the cash severance payment is not sufficient to cause no portion of any payment or distribution to be subject to the excise tax, or (ii) the total amount of all payments and distributions that Mr. Arriola will retain, on a net after-tax basis, assuming the cash severance payment is not reduced, will equal or exceed 105% of the payments and distributions that Mr. Arriola will retain, on a net after-tax basis, assuming the cash severance payment is reduced.

“Average annual bonus” generally is defined in the Agreement as the average of the annual bonuses from the Company earned by Mr. Arriola with respect to the three (3) fiscal years of the Company immediately preceding the date of his termination of employment.

“Cause” generally is defined in the Agreement as the willful and continued failure by Mr. Arriola to perform his duties to the Company.

“Good reason” generally is defined in the Agreement to include the assignment to Mr. Arriola of duties materially inconsistent with those appropriate to a senior executive within the Company; a material reduction in Mr. Arriola’s overall standing and responsibilities within the Company, but not including a mere change in title or transfer within the Company that does not adversely affect his overall status within the Company; a material reduction in his aggregate annualized compensation and benefit opportunities other than across-the-board reductions affecting all similarly situated executives of comparable rank; or the Company’s failure to pay certain compensation and benefits, perform certain obligations under the Agreement or comply with material provisions of the Agreement. Following a Change in Control, “good reason” is defined to include an adverse change in Mr. Arriola’s title, authority, duties, responsibilities or reporting lines; reduction in his aggregate annualized compensation opportunities other than across-the-board reductions of less than 10% similarly affecting all similarly situated executives of comparable rank; relocation of his principal place of employment by more than 30 miles or a substantial increase in business travel obligations; or the Company’s failure to pay certain compensation and benefits, perform certain obligations under the Agreement or comply with material provisions of the Agreement.

Relinquishment of President Title

Effective August 4, 2012, Anne Shen Smith will relinquish her title as President of the Company. She will continue as the Chairman and Chief Executive Officer and as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY

(Registrant)

Date: June 26, 2012	By: /s/ Robert Schlax
Robert Schlax Vice President, Controller and Chief Financial Officer

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